UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2022

BioRestorative Therapies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37603	91-1835664
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 MARCUS DRIVE MELVILLE, New York	11747
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code (631) 760-8100

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	BRTX	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

Effective December 31, 2022, BioRestorative Therapies, Inc. (the “Company”) changed its state of incorporation from the State of Delaware to the State of Nevada (the “Reincorporation”) pursuant to an Agreement and Plan of Merger, dated as of December 23, 2022 (the “Plan of Merger”). The Company filed the following instruments on December 29, 2022 to effect the Reincorporation, each of which became effective on December 31, 2022: (i) Certificate of Merger (the “Delaware Certificate of Merger”) with the Secretary of State of the State of Delaware and (ii) Articles of Merger (the “Nevada Articles of Merger”) with the Secretary of State of the State of Nevada. Pursuant to the Plan of Merger, the Company also adopted new bylaws, which became effective on December 31, 2022 (the “Nevada Bylaws”).

The Reincorporation was previously submitted to a vote of, and approved by, the Company’s stockholders at its 2022 Annual Meeting of Stockholders held on November 3, 2022.  Upon the effectiveness of the Reincorporation:

•
the affairs of the Company ceased to be governed by the General Corporation Law of the State of Delaware, the Company’s existing Certificate of Incorporation (including the Certificate of Designations of Preferred Stock with regard to Series B Preferred Stock) and the Company’s existing Bylaws, and the affairs of the Company are subject to the Nevada Revised Statutes, the Nevada corporation’s Amended and Restated Articles of Incorporation (the “Nevada Articles of Incorporation”), the Nevada corporation’s Certificate of Designations of Preferred Stock with regard to Series B Preferred Stock (the “Nevada Certificate of Designations”) and the Nevada Bylaws;

•
each outstanding share of the Delaware corporation’s common stock and Series B preferred stock has been converted into an outstanding share of the Nevada corporation’s common stock and Series B preferred stock;

•
each outstanding option and warrant to acquire shares of the Delaware corporation’s common stock has been converted into an equivalent option and warrant to acquire, upon the same terms and conditions (including the vesting schedule and exercise price per share applicable to each such option and warrant), the same number of shares of the Nevada corporation’s common stock;

•
each outstanding restricted share of the Delaware corporation’s common stock has been converted into an equivalent restricted share of the Nevada corporation’s common stock with the same terms and conditions (including the vesting schedule applicable to each such share);

•
each employee benefit, equity participation plan or other similar plan of the Delaware corporation will continue to be an employee benefit, equity participation plan or other similar plan of the Nevada corporation; and

•	each director and officer of the Delaware corporation will continue to hold his respective position with the Nevada corporation.
Certain rights of the Company’s stockholders have also changed as a result of the Reincorporation, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on September 23, 2022, under the section entitled “Proposal 3: Authorization to Reincorporate the Company in the State of Nevada,” which description is incorporated in its entirety herein by reference.
The Reincorporation will not affect any of the Company’s material contracts with any third parties, and the Company’s rights and obligations under such material contractual arrangements will continue to be rights and obligations of the Company after the Reincorporation. The Reincorporation will not result in any change in the headquarters, business, jobs, management, employees, assets, liabilities or net worth (other than as a result of the costs incident to the Reincorporation) of the Company.
The foregoing descriptions of the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, the Nevada Certificate of Designations and the Nevada Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan of Merger, the Delaware Certificate of Merger, the Nevada Articles of Merger, the Nevada Articles of Incorporation, the Nevada Certificate of Designations and the Nevada Bylaws, copies of which are filed as Exhibits 2.1, 3.1, 3.2, 3.3, 3.4 and 3.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
2.1	Agreement and Plan of Merger, dated as of December 23, 2022, by and between BioRestorative Therapies, Inc., a Delaware corporation, and BioRestorative Therapies, Inc., a Nevada corporation.
3.1	Certificate of Merger, as filed with the Secretary of State of the State of Delaware on December 29, 2022.
3.2	Articles of Merger, as filed with the Secretary of State of the State of Nevada on December 29, 2022.
3.3	Amended and Restated Articles of Incorporation of the Company, as filed with the Secretary of State of the State of Nevada on December 29, 2022.
3.4	Certificate of Designations of Preferred Stock with regard to Series B Preferred Stock of the Company, as filed with the Secretary of State of Nevada on December 29, 2022.
3.5	Bylaws of the Company.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIORESTORATIVE THERAPIES, INC.

Dated: January 5, 2023	By:	/s/ Lance Alstodt
Lance Alstodt
President and CEO